Exhibit 99.1

Irene M. Prezelj
Vice President
Investor Relations

First Energy Corp.
76. S. Main Street
Akron, Ohio 44308
Tel 330-384-3859

January 26, 2012

TO THE INVESTMENT COMMUNITY:1

Today, FirstEnergy announced several initiatives designed to enhance the transparency of its operational performance and further strengthen its balance sheet, including changing the method of accounting for pension and other post-employment benefits (OPEB) and contributing $600 million to its pension plan.  These actions align with the overall financial strategy announced at the company’s May 2011 Analyst Meeting and provide numerous benefits, including:

•	Shifting to a more preferable method under U.S. generally accepted accounting principles (GAAP) for pension and OPEB accounting, effective in 2011
•	Recognizing actuarial gains or losses in the year in which they occur through mark-to-market accounting for reported GAAP results
•	Aiding investors by improving the clarity and transparency of FirstEnergy’s financial performance by recognizing current economic effects on plan investments and obligations
•	Eliminating the distortive effect of significant pension expense volatility in normalized earnings
•	Immediately enhancing equity further strengthening the balance sheet
•	Improving credit metrics resulting from the reduced pension deficit
•	Assuming an eventual return to a more historic discount rate, eliminating the unfunded portion of the pension liability

Consistent with its more conservative investment approach for pension assets, FirstEnergy is also lowering its assumed pension and OPEB asset rates of return from 8.25% to 7.75% in 2012.  The pension plan currently invests more than 50% in fixed income securities.   In addition, the pension discount rate is reduced from 5.50% at the end of 2010 to 5.00% at the end of 2011, and the OPEB discount rate is decreased from 5.00% at the end of 2010 to 4.75% at the end of 2011.

This letter provides additional details concerning these changes.

1 Please see Forward-looking Statements at the end of this letter.

Financial Statement Impact

The change in accounting method requires FirstEnergy to reflect the changes on financial statements retroactively to prior years.

2011 Income Statement impact:
•
The elimination of the amortization of actuarial losses in 2011, net of increased depreciation expense from carrying back pension and OPEB costs that will be retroactively capitalized in prior years, will increase 2011 after-tax GAAP and normalized non-GAAP2 earnings by $0.22 per share

•	The mark-to-market impact will decrease after-tax GAAP earnings by $0.73 per share.

2011 Balance Sheet impact:
•	Property, Plant and Equipment will increase by approximately $855 million due to accumulated capitalized pension and OPEB costs in 2011 and prior years
•	Retained Earnings will decrease by approximately $1.8 billion
•	Accumulated Other Comprehensive Income will increase by approximately $2.3 billion
•	Accumulated Deferred Income Taxes will increase by approximately $325 million
•	The net impact of the changes to the balance sheet will result in an approximate $530 million increase to total common shareholders’ equity

To aid comparability we have posted unaudited historical results for the years 2009 and 2010, and for the nine months ended September 30, 2011, incorporating retroactive adjustments for the pension and OPEB accounting change on the company’s website at www.firstenergycorp.com/ir.  The information provided on our website is not incorporated by reference herein.

Earnings Guidance

FirstEnergy is scheduled to report fourth quarter and full year 2011 results on February 28, 2012.  For 2011, including the effect of the pension and OPEB accounting change, FirstEnergy expects basic non-GAAP2 earnings of $3.63 to $3.65 per share, up from its previous guidance of $3.30 to $3.50 per share.   Basic GAAP earnings are expected to be $2.44 to $2.46 per share, including a $0.38 per share charge relating to generating plant retirements announced today.

2 This letter to the investment community contains non-GAAP financial measures.  Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measures.  Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.  The estimated 2011 GAAP to non-GAAP reconciliation statement is contained in the Appendix to this letter.  All GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.’s website at www.firstenergycorp.com/ir

Rationale

We believe that the adoption of the new accounting method is preferable under GAAP and provides greater financial transparency to operational results and pension plan performance in the future by immediately recognizing and isolating the effects of economic and interest rate trends on plan investments and assumptions.  With this more transparent approach to financial reporting, FirstEnergy’s normalized earnings more clearly reflect the ongoing operational performance of the business.

Change in Accounting Method

The company adopted the change in accounting method for pension and OPEB costs for calendar year 2011.  This change in accounting method recognizes gains and losses in the year they are incurred, instead of amortizing them over time.  In the fourth quarter of every year, annual adjustments will be made through GAAP earnings to reflect changes in discount rates, actual return on plan assets, and any other differences in actuarial assumptions.  These annual mark-to-market adjustments will be normalized for purposes of reporting earnings on a non-GAAP2 basis.  Certain other events (e.g., plan changes) may result in interim plan remeasurements.  Any resulting mark-to-market adjustment from an interim plan remeasurement would be recognized in that interim period.  The prior method recognized gains/losses over future periods, reducing the transparency of future operating earnings. There will be no impact on cash flow or pension funding requirements from implementing this accounting change.

FirstEnergy joins a growing number of companies moving to this method of accounting and reporting pension and OPEB costs in an effort to provide an increased focus on core operational earnings.

Background

FirstEnergy provides a non-contributory qualified defined benefit pension plan that covers substantially all of its employees and a non-qualified pension plan that covers certain employees. The qualified plan provides defined benefits based on years of service and compensation levels.  FirstEnergy also provides health care benefits upon retirement to employees hired prior to January 1, 2005, their dependents, and under certain circumstances, their survivors.  These health care benefits are not expected to be offered to most employees after December 31, 2014.

Pension and OPEB costs are affected by employee demographics, the level of contributions made to the plans, earnings on plan assets and discount rates used to measure the related obligations. Pension and OPEB costs are also affected by changes in key assumptions, including anticipated rates of return on plan assets and the discount rates.  FirstEnergy uses a December 31 measurement date for its pension and OPEB plans. The fair value of the plan assets represents the actual market value as of the measurement date and the liabilities reflect key assumptions such as the discount rate as of that date.

FirstEnergy’s prior pension accounting methodology levelized the income statement impact of deviations from expected actuarial assumptions.  Actuarial gains / losses were amortized to income over the remaining service lives of affected employees (currently about 10 years) which reduced the transparency of future operating earnings.

During 2011, the company voluntarily contributed $384 million to its plan and recently completed an additional $600 million voluntary contribution on January 5, 2012.   As a result of these contributions, the pension plan is currently 90% funded on an accumulated benefit obligation basis.

If you have any questions concerning the information in this update, please contact me at (330) 384-3859 or Rey Jimenez, manager of Investor Relations, at (330) 761-4239.

Sincerely,

/s/ Irene M. Prezelj

Irene M. Prezelj
Vice President, Investor Relations

Appendix

Estimated 2011 Earnings Per Share, GAAP to Non-GAAP* Reconciliation

Basic Earnings Per Share (GAAP)	$2.44 - $2.46
Excluding Special Items:
Merger-Related Costs	0.36
Regulatory Charges	0.05
Trust Securities Impairment	0.03
Income Taxes ( Retiree Drug Subsidy)	0.07
Non-Core Asset Sales/Impairments	(0.77)
Generating Plant Charges	0.38
Mark-To-Market Adjustments -
Pension/OPEB Actuarial Assumptions	0.73
All Other	0.02
Litigation Resolution	0.06
Merger Accounting-Commodity Contracts	0.26
Basic Earnings Per Share (Non-GAAP*)	$3.63 - $3.65

Forward-looking Statements

This Letter to the Investment Community and the Appendix thereto include forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters in the various states in which we do business including, but not limited to, matters related to rates, the status of the PATH project in light of the PJM Interconnection, L.L.C. (PJM) direction to suspend work on the project pending review of its planning process, its re-evaluation of the need for the project and the uncertainty of the timing and amounts of any related capital expenditures, business and regulatory impacts from ATSI's realignment into PJM , economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of FirstEnergy's regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace the Clean Air Interstate Rule (CAIR) including the Cross-State Air Pollution Rule (CSAPR) which was stayed by the courts on December 30, 2011, and the effects of the EPA's recently released Mercury and Air Toxics Standards (MATS) rules, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), the uncertainty associated with PJM’s review of the company’s plan to retire its older unscrubbed fossil units, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC, including as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), issues that could result from our continuing investigation and analysis of the indications of cracking in the plant shield building at Davis-Besse, adverse legal decisions and outcomes related to Met-Ed's and Penelec's ability to recover certain transmission costs through their transmission service charge riders, the continuing availability of generating units and changes in their ability to operate at or near full capacity, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals and our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of coal and coal transportation on such margins, the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy and its subsidiaries, changes in general economic conditions affecting FirstEnergy and its subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's and its subsidiaries' access to financing or their costs and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on the major industrial and commercial customers of FirstEnergy's subsidiaries, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy and its subsidiaries do business, issues arising from the completed merger of FirstEnergy and Allegheny Energy, Inc. and the ongoing coordination of their combined operations including FirstEnergy's ability to maintain relationships with customers, employees or suppliers, as well as the ability to continue to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, the risks and other factors discussed from time to time in FirstEnergy's and its applicable subsidiaries' SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.